As filed with the Securities and Exchange Commission on May 9, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Molecular Insight Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	04-0562086
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Molecular Insight Pharmaceuticals, Inc.
160 Second Street
Cambridge, Massachusetts 02142
(617) 492-5554
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David S. Barlow
Chairman and Chief Executive Officer
Molecular Insight Pharmaceuticals, Inc.
160 Second Street
Cambridge, Massachusetts 02142
(617) 492-5554
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

David W. Kantaros, Esquire
Foley & Lardner LLP
111 Huntington Avenue
Boston, Massachusetts 02199
Phone: (617) 342-4000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement, as determined by the selling stockholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

			Proposed Maximum
Title of Each Class of	Amount	Proposed Maximum	Aggregate	Amount of
Securities to be Registered	to be Registered(1)	Offering Price Per Share(2)	Offering Price(2)	Registration Fee
Common Stock, $0.01 par value per share, to be offered for resale by selling stockholders	4,030,543 shares	$7.75	$31,236,708	$1,228
Common Stock, $0.01 par value per share, issuable upon exercise of selling stockholders’ warrants	294,873 shares	$7.75	$2,285,266	$90
TOTAL	4,325,416 shares	$7.75	$33,521,974	$1,318

(1)	In the event of a stock split, stock dividend, or similar transaction involving the common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.

(2)	The price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the common stock as reported on the NASDAQ Global Market on May 5, 2008, which date was within five business days of the date of this filing.

(2)	The price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) and 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the common stock as reported on the NASDAQ Global Market on May 5, 2008, which date was within five business days of the date of this filing.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 9, 2008

PROSPECTUS

4,325,416 Shares

Common Stock

This Prospectus covers a total of up to 4,325,416 shares of our common stock, $0.01 par value per share that may be offered from time to time by the selling stockholders named in this Prospectus. The shares being offered by this Prospectus consist of up to 4,030,543 outstanding shares held by the selling stockholders and another 294,873 shares issuable upon the exercise of certain warrants held by the selling stockholders. The foregoing shares of our common stock and warrants for the purchase of common stock were acquired by the selling stockholders in private placements by us that closed in March of 2004, March of 2005 and September of 2006.

We are registering these shares of our common stock for resale by the selling stockholders named in this Prospectus, or their transferees, pledgees, donees or successors, pursuant to certain registration rights. We will not receive any proceeds from the sale of these shares by the selling stockholders. These shares are being registered to permit the selling stockholders to sell shares from time to time, in amounts, at prices, and on terms determined at the time of sale, but the registration of these shares of common stock does not necessarily mean that any of the shares will be offered or sold by the selling stockholders. The selling stockholders may sell their shares of common stock through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” beginning on page 8. We are paying substantially all expenses incidental to the registration of these shares.

Our common stock is traded on the NASDAQ Global Market under the symbol “MIPI.” On May 5, 2008, the last reported sale price of our common stock was $7.77 per share. Prospective purchasers of our common stock are urged to obtain current information as to the market price of our common stock.

Investing in our common stock involves substantial risks. Accordingly, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this Prospectus, and any other similar headings in the other documents that are filed by us with the United Stated Securities and Exchange Commission and incorporated by reference into this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the sale of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May [     ], 2008.

ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this Prospectus, we use the terms “Molecular,” “our company,” “we,” “us,” our” and similar references to refer to Molecular Insight Pharmaceuticals, Inc. and its subsidiaries.

This Prospectus is a part of the registration statement that we filed with the Securities and Exchange Commission. The selling stockholders named in this Prospectus may from time to time sell the securities described in the Prospectus. You should read this Prospectus together with the more detailed information regarding our company, our common stock, and our financial statements and notes to those statements that appear elsewhere in this Prospectus and any applicable prospectus supplement together with the additional information that we incorporate into this Prospectus by reference, which we describe under the heading “Incorporation of Certain Documents By Reference.”

You should rely only on the information contained in, or incorporated by reference in, this Prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference in, this Prospectus. You should not assume that the information in this Prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this Prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this Prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

The Securities and Exchange Commission, or SEC, allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update, supplement and/or supersede the information in this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other document which also is or is deemed to be incorporated by reference into this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. You should read the following summary together with the more detailed information regarding our company, our common stock and our financial statements and notes to those statements appearing elsewhere in this Prospectus or incorporated herein by reference.

Overview

We are a biopharmaceutical company specializing in the emerging field of molecular medicine, applying innovations in the identification and targeting of disease at the molecular level to improve patient healthcare by addressing significant unmet medical needs. We are focused on discovering, developing and commercializing innovative and targeted radiotherapeutics and molecular imaging pharmaceuticals with initial applications in the areas of oncology and cardiology. Radiotherapeutics are radioactive drugs, or radiopharmaceuticals, that are systemically administered and selectively target cancer cells to deliver radiation for therapeutic benefit. This ability to selectively target cancer cells allows therapeutic radiation to be delivered to tumors while minimizing radiation exposure to normal tissues. Our molecular imaging pharmaceuticals are also used as radiopharmaceuticals that enable early detection of disease through the visualization of subtle changes in biochemical and biological processes. In 2007, we purchased a specialized 80,000 square foot manufacturing facility in Denton, Texas for the purpose of manufacturing commercial grade finished product.

We currently have one clinical-stage molecular imaging pharmaceutical product candidate, Zemiva, and two clinical-stage radiotherapeutic product candidates, Azedra, which has Orphan Drug status and a Fast Track designation by the U.S. Food and Drug Administration, or FDA, and Onalta, which has Orphan Drug status. We are developing additional product candidates which utilize our proprietary technologies in radiopharmaceuticals area, including our Ultratrace technology and Single Amino Acid Chelate, or SAAC, technology. Using our proprietary technologies, we have identified potential candidates that may be useful in the detection or treatment of prostate cancer, heart failure and neurodegenerative disease, which is a disease characterized by the gradual and progressive loss of nerve cells. Additionally, several other indications relating to the future development for Zemiva have been identified, such as detection of diabetes, chronic kidney disease and heart failure.

Our radiotherapeutic product candidates, Azedra and Onalta, are being developed as treatments for various neuroendocrine tumors. Azedra is designated as a Fast Track drug by the FDA. Both product candidates are designated as Orphan Drugs by the FDA and are being developed to serve a patient population where currently there are no approved therapies for reducing tumor size. Orphan Drug status is designed to facilitate the development of new therapies for rare diseases or conditions, those which generally affect fewer than 200,000 individuals in the United States. Additional criteria include the ability of a product to address a medical need where there are no other treatment options or to provide a significant benefit over other therapies.

The initial target market for Azedra is for the treatment of metastatic neuroendocrine tumors, such as pheochromocytoma, carcinoid and neuroblastoma, which are not amenable to treatment with surgery or conventional chemotherapy. Metastatic tumors are tumors that have spread to other organs or parts of the body. We intend to develop Azedra for the treatment of pheochromocytoma and carcinoid in adults and for neuroblastoma in children.

The initial target market for Onalta is for the treatment of metastatic carcinoid and pancreatic neuroendocrine tumors in patients whose symptoms are not controlled by somatostatin analog therapy. Somatostatin is a hormone distributed throughout the body that acts as a regulator of endocrine and nervous system function by inhibiting the secretion of several other hormones such as growth hormones, insulin and gastrin. Somatostatin analog therapy (or octreotide or sandostatin) is used to alleviate the symptoms associated with carcinoid syndrome, however, patients become refractory to the treatment after an average duration of effect of six months. Once refractory, there currently are no approved treatment options available to alleviate carcinoid syndrome symptoms.

Zemiva is our lead molecular imaging pharmaceutical product candidate under development for the diagnosis of cardiac ischemia, or insufficient blood flow to the heart. Zemiva is our brand name for I-123-BMIPP or iodofiltic acid I-123, which has been commercially available in Japan and used in the non-acute setting under the name Cardiodine for over ten years. Cardiodine has been the subject of over 200 peer-review articles and we understand it has been used in over 500,000 patients. The initial target market for Zemiva is for the diagnosis of cardiac ischemia in the emergency department setting. A second target market for Zemiva is for the diagnosis of coronary disease in the non-acute setting.

In addition to Azedra, Onalta and Zemiva, we are developing a portfolio of product candidates for oncological molecular imaging and targeted radiotherapy as well as cardiovascular molecular imaging using our proprietary technologies. Applied independently and in combination, these technologies enable the development of innovative and targeted molecular radiotherapeutics and molecular imaging pharmaceuticals that use both small molecules and peptides.

On February 7, 2007, we completed an initial public offering of 5,000,000 shares of its common stock at a public offering price of $14.00 per share. Net proceeds to us were approximately $62.6 million after deducting underwriting discounts and commissions and estimated offering expenses totaling approximately $7.4 million. The proceeds were primarily used to fund R&D programs, which were $40.5 million in 2007. R&D program spending and clinical trials for Zemiva, Azedra and Onalta constituted $24.2 million. Funds were also used for research and development activities for our pre-clinical new product candidates, debt repayment as debt becomes due, and general corporate purposes, including capital expenditures and working capital. To date, we have used a portion of the net proceeds of the initial public offering consistent with our previously disclosed intentions.

On November 9, 2007, we entered into a purchase agreement (the “Purchase Agreement”) pursuant to which we agreed to sell $150,000,000 in senior secured floating rate bonds due 2012 (the “Bonds”) and warrants to purchase 6,021,247 shares of our common stock at $5.87 per share (the “Warrants”), for the aggregate consideration of $150,000,000. Net proceeds to us, after expenses, were approximately $143.0 million. We intend to use the proceeds to fund research and development activities for our product candidates and general corporate purposes, including capital expenditures and working capital.

The Bonds have a five-year maturity date and bear a coupon interest rate equivalent to the three month London Inter-Bank Offer Rate (“LIBOR”), plus eight percent, determined on a quarterly basis, beginning on November 16, 2007. The initial quarterly total interest rate was 12.8775%. The present quarterly rate for the quarter beginning May 1, 2008 is 10.8728%. The Bonds are redeemable by us, at our option and with a premium, beginning November 16, 2008. Upon certain events of default, there are mandatory redemption provisions which could accelerate the maturity of the Bonds, subject to certain cure periods and other conditions.

We have had no revenue from product sales and have funded our operations through the public offering and private placement of equity securities, debt financings and government grant funding. We have never been profitable and have incurred an accumulated deficit of $145.2 million from inception through December 31, 2007.

We expect to incur significant operating losses for the next several years. From our inception through December 31, 2007, we incurred aggregate research and development costs of more than $85,775,000. Research and development expenses relating to our clinical and pre-clinical product candidates will continue to increase substantially. In particular, we expect to incur increased development costs in connection with our ongoing development efforts and clinical trials for Zemiva, Azedra, Onalta, Solazed and Trofex. We expect general and administrative expense to increase as we prepare for the commercialization of our product candidates, and as we further improve corporate administration to fulfill its responsibilities as a public company.

We currently use Molecular Insighttm, and the Molecular Insight Pharmaceuticalstm (logo) as trademarks in the United States and other countries. We have sought trademark registration for the Molecular Insight Pharmaceuticalstm logo, Azedratm, Ultratracetm, Nanotracetm, Zemivatm, SAACtm, SAACQtm, Onaltatm, Solazedtm, and Trofextm, in the United States and in countries outside the United States. We have sought trademark registration for Molecular Insighttm, Rintaratm, Unectratm, Velepintm and Molecular Insight Pharmaceuticals-Pioneers in Medicine, Partners in Caretm in the United States. We cannot guarantee any of these marks will be approved in the United States or in foreign jurisdictions. However, we have secured registration for AZEDRA® (Japan and the European Union), MOLECULAR INSIGHT® (USA), MOLECULAR INSIGHT PHARMACEUTICALS® (logo; European Union), SAACQ® (European Union) and ZEMIVA® (European Union).

We were incorporated in the Commonwealth of Massachusetts in 1997 under the name Imaging Biopharmaceuticals, Inc. and subsequently changed our name to Biostream, Inc. in 1998, and subsequently changed our name again to Molecular Insight Pharmaceuticals, Inc. in 2003. Our principal executive offices are located at 160 Second Street, Cambridge, Massachusetts, 02142, and our telephone number is (617) 492-5554. Our Internet site address is www.molecularinsight.com. Any information that is included on or linked to our Internet site is not a part of this Prospectus.

All references to years in this Prospectus, unless otherwise noted, refer to our fiscal years, which end on December 31. For example, a reference to “2007” or “fiscal 2007” means the 12-month period that ended December 31, 2007.

We are subject to a number of risks, which you should be aware of before you decide to buy our common stock. These risks are discussed more fully in the “Risk Factors” section of this Prospectus.

The Offering

Securities Offered	The resale from time to time of up to 4,030,543 shares of common stock currently held by the selling stockholders named herein, and the resale from time to time of up to 294,873 shares of common stock issuable upon the exercise of certain warrants held by the selling stockholders named herein.

Common Stock Outstanding as of May 5, 2008	24,970,645 shares

Use of Proceeds	We will not receive any of the proceeds from the selling stockholders’ sale of the shares of our common stock covered by this Prospectus.

Risk Factors	Investing in shares of our common stock involves a high degree of risk. See the Section below under the heading “Risk Factors,” our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 in Item 1A under “Risk Factors” and as updated in any future filings we make with the SEC that are incorporated by reference herein.

Nasdaq Global Market Symbol	MIPI

The selling stockholders may sell the shares of our common stock subject to this Prospectus from time to time and may also decide not to sell all the shares they are allowed to sell under this Prospectus. The selling stockholders will act independently in making decisions with respect to the timing, manner and size of each sale. Furthermore, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this Prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

RISK FACTORS

Investing in our common stock involves substantial risks. In addition to other information contained in this Prospectus and any accompanying prospectus supplement, before investing in our common stock, you should carefully consider the risks described under the heading “Risk Factors”, and under the same or similar headings in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in any other documents incorporated by reference into this Prospectus, as updated by our future filings. These risks are not the only ones faced by us. Without limitation, you should carefully consider the risks noted under the caption “Forward-Looking Statements” in this Prospectus. Additional risks not known or that are presently deemed immaterial could also materially and adversely affect our financial condition, results of operations, our products, business and prospects. Any of these risks might cause you to lose all or a part of your investment.

FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference in this Prospectus contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this Prospectus, other than statements that are purely historical, are forward-looking statements and are based upon management’s present expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. Forward-looking statements in this Prospectus include, without limitation: (1) projections of revenue, earnings, capital structure and other financial items; (2) statements of our plans and objectives; (3) statements regarding the capabilities and capacities of our business operations; (4) statements of expected future economic performance; and (5) assumptions underlying statements regarding us or our business. Our actual results may differ from information contained in these forward-looking statements for many reasons, including those described in the section entitled “Risk Factors,” and the following:

(1) difficulties in implementing new systems, integrating acquired businesses, managing anticipated growth, and responding to technological change;

(2) servicing our indebtedness, including our outstanding Bonds, and increases in interest rates;

(3) possible material weaknesses in our internal controls over financial reporting;

(4) the performance of our competitors;

(5) the availability of additional funding on acceptable terms;

(6) our ability to meet financial covenants required by our debt agreements;

(7) the volatility of our stock price;

(8) future sales of our common stock; and

(9) the willingness of our stockholders and directors to approve mergers, acquisitions, and other business transactions.

Although we believe that the expectation reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We do not intend to update any of the forward-looking statements after the date of this Prospectus or to conform these statements to actual results.

The risks described in this Prospectus are not the only risks facing our Company. We do not undertake, and expressly disclaim, any obligation to update this forward-looking information, except as required under applicable law.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of their shares of common stock offered by this Prospectus. We will not receive any of the proceeds from the sale of common stock by the selling stockholders.

SELLING STOCKHOLDERS

On behalf of the selling stockholders named in the table below (including their donees, pledgees, transferees or other successors-in-interest who receive any of the shares covered by this Prospectus), we are registering, pursuant to the registration statement of which this Prospectus is a part, an aggregate total of 4,325,416 shares of our common stock, which total is made up of 4,030,543 shares of our outstanding common stock and 294,873 shares of our common stock issuable upon the conversion of certain warrants held by the selling stockholders. The common stock and the warrants to purchase common stock were issued by us to the selling stockholders in private placements that closed in March 2004, March 2005 and September 2006. We are registering the shares being offered under this Prospectus pursuant to an Amended and Restated Registration Rights Agreement, dated November 16, 2007, that was entered into between us and the selling stockholders, which is listed as Exhibit 4.3 to a current report on Form 8-K filed by the Company on November 16, 2007 and is incorporated herein by reference.

We are registering the shares to permit the selling stockholders to offer these shares for resale from time to time. The selling stockholders may sell all, some or none of the shares covered by this Prospectus. All information with respect to beneficial ownership has been furnished to us by the selling stockholders. For more information, see the section of this Prospectus entitled “Plan of Distribution.”

The table below lists the selling stockholders and information regarding their ownership of common stock as of May [5], 2008:

				Shares Owned
	Number of Shares		Number of Shares	After Sale of
	Beneficially Owned		Registered for	Registered
Name of Selling Stockholder	Prior to Offering(1)		Sale(1)	Shares(2)(3)
				Number	Percentage

Cerberus Partners, L.P.	4,009,717	(4)(5)	3,859,717 (4)	0	—
Andrew R. Midler Family Trust 5/99	1,785,729	(6)	90,429	1,695,300	6.8%
Daniel R. Frank(7)	139,163		139,163	0	—
Beaver Creek Fund Ltd.	1,824,191	(6)(8)	236,107 (8)	1,588,084	6.4%

(1)	Includes the number of shares of common stock issued in the private placements in March of 2004, March of 2005 and September of 2006.

(2)	Assumes that the selling stockholders dispose of all the shares of common stock covered by this Prospectus and do not acquire or dispose of any additional shares of common stock. The selling stockholders are not representing, however, that any of the shares covered by this Prospectus will be offered for sale, and the selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares.

(3)	The percentage of common stock beneficially owned is based on 24,970,645 shares of common stock outstanding on May 5, 2008.

(4)	Includes 256,411 shares of common stock issuable upon the conversion of warrants issued by us in March of 2005.

(5)	Cerberus Associates, L.L.C. is the sole general partner of Cerberus Partners, L.P. and Stephen Feinberg is the managing member of Cerberus Associates, L.L.C. Mr. Feinberg, through one or more entities, possesses sole power to vote and direct the disposition of 4,009,717 shares including all those owned by Cerberus Partners, L.P.

(6)	This entity also beneficially owns shares held in the name of the following related people or entities: Standard Pacific Capital Holdings, LLLP, Beaver Creek Fund Ltd., Andrew Midler and the family of Andrew Midler.

(7)	Daniel R. Frank is, and has been for at least the past three years, a member of our Board of Directors.

(8)	Includes 38,462 shares of our common stock that are issuable upon the exercise of warrants issued by us in September of 2006.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of our common stock held by them on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of our common stock from time to time under this Prospectus, or under an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this Prospectus.

Upon our Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, and (vi) other facts material to the transaction. In addition, upon our Company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this Prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus.

The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of shares will be paid by the selling stockholder. Each selling stockholder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the Commission. If the selling stockholder uses this Prospectus for any sale of the common stock, they will be subject to the prospectus delivery requirements of the Securities Act unless an exemption therefrom is available. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement.

In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of the common stock in the course of the hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this Prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this Prospectus.

DETERMINATION OF OFFERING PRICE

This registration is being made solely to allow the selling stockholders to offer and sell shares of our common stock to the public. The selling stockholders may offer for resale some or all of their shares at the time and price that they choose. On any given day, the price per share is likely to be based on the bid price for our common stock, as listed on the Nasdaq Global Market on the date of sale, unless shares are sold in private transactions. Consequently, we cannot currently make a determination of the price at which shares offered for resale pursuant to this Prospectus may be sold.

LEGAL MATTERS

The validity of the shares of common stock offered by this Prospectus will be passed on for us by Foley & Lardner LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board (“FASB”) Interpretation 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, effective January 1, 2007) which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended. In accordance with the Exchange Act, we file reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You can inspect and copy these reports, proxy statements and other information at the Public Reference Room of the SEC at 100 F Street NE, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available on the SEC’s website. The address of this site is http://www.sec.gov.

We have filed with the SEC a registration statement (which term includes all amendments, exhibits, and schedules thereto) on Form S-3 under the Securities Act with respect to the shares offered by this Prospectus. This Prospectus does not contain all the information set forth in the registration statement because certain information has been incorporated into the registration statement by reference in accordance with the rules and regulations of the SEC. Please review the documents incorporated by reference for a more complete description of the matters to which such documents relate. The registration statement may be inspected at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549 and is available to you on the SEC’s web site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this Prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date we filed the registration statement of which this Prospectus is a part and before the effective date of the registration statement and any future filings we will make with the SEC under those sections. We incorporate by reference the documents listed below and any documents that we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the completion of the offering (other than current reports furnished under Items 2.01 or 7.01 of Form 8-K, unless we specify otherwise in such report):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (as filed with the SEC on April 1, 2008);

•	our Definitive Proxy Statement for an annual meeting of stockholders to be held on May 12, 2008 (as filed with the SEC on April 11, 2008);

•	our Current Reports on Form 8-K filed on January 25, 2008, March 31, 2008, April 1, 2008 and May 8, 2008; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 30, 2007, including any amendment or reports filed for the purpose of updating this description.

Any statement contained in a document we incorporate by reference will be modified or superseded for all purposes to the extent that a statement contained in this Prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this Prospectus except as so modified or superseded.

You may request a copy of these filings at no cost (other than exhibits unless such exhibits are specifically incorporated by reference) by writing or telephoning us at the following address and telephone number:

Molecular Insight Pharmaceuticals, Inc.
160 Second Street
Cambridge, Massachusetts 02142
(617) 492-5554
Attention: Chief Financial Officer

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Securities and Exchange Commission filing fee	$1,318
Accounting fees and expenses	$25,000
Legal fees and expenses	$20,000
Printing and Miscellaneous	$6,500

Total expenses	$52,818

All of the above fees and expenses will be paid by the Registrant. Other than the SEC filing fee, all fees and expenses are estimated.

Item 15.	Indemnification of Directors and Officers.

We are a Massachusetts corporation. Section 2.02 of the Massachusetts Business Corporation Act, or MBCA, permits a corporation to eliminate or limit the personal liability of a director for monetary damages for violations of the director’s fiduciary duty, except for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for authorizing unauthorized distributions and for making loans to directors, officers and certain shareholders pursuant to Section 6.40 of the MBCA or (iv) any transaction from which a director derived an improper personal benefit.

Section 8 of the MBCA provides that a corporation may indemnify directors, officers, employees and other agents and persons who serve at its request as directors, officers, employees or agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the articles of organization, any bylaw adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of any undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Section 8 which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to such employee benefit plan. No indemnification shall be provided, however, for any person with respect to any matter where there is a court determination that such person, in the matter in question, did not act in good faith in the reasonable belief that his action was in the best interest of the corporation or, to the extent that the matter relates to service with respect to an employee benefit plan, that such person did not act in the best interest of the participants or beneficiaries of such employee benefit plan.

We have also adopted provisions in our Restated Articles of Organization providing that our directors, officers, employees, and agents shall be indemnified to the fullest extent permitted by Massachusetts law. Additionally, the Amended and Restated Bylaws permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our articles or incorporation or bylaws permit such indemnification. We have obtained such insurance.

In addition to the indemnification granted to officers and directors under the MBCA, Article VI of our Restated Articles of Organization provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the MBCA, as the same exists or may hereafter be amended against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith.

The right to indemnification conferred in our Restated Articles of Organization includes, in the case of a director or officer at the level of vice president or above, and in the case of any other officer or any employee may include (in the discretion of the Board of Directors), the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition. The rights to indemnification and to the advancement of expenses conferred in our Restated Articles of Organization continue as to an indemnitee who has ceased to be a director, officer, employee or agent and inure to the benefit of the indemnitee’s heirs, executors and administrators.

We have entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our articles of organization and bylaws. These agreements, among other things, provide that we will indemnify our directors and executive officers for any and all expenses, including attorneys’ fees, judgments, witness fees, damages, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

In so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.	Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, and Commonwealth of Massachusetts, on this 9th day of May, 2008.

MOLECULAR INSIGHT
PHARMACEUTICALS, INC.

By:	/s/ David S. Barlow
David S. Barlow,
Chairman and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints David S. Barlow and Donald E. Wallroth his true and lawful attorneys-in-fact and agents, and each of them, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Rule 462(b) Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ David S. Barlow David S. Barlow	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2008

/s/ John Babich John Babich, Ph.D.	President; Director	May 9, 2008

/s/ John E. McCray John E. McCray	Chief Operating Officer	May 9, 2008

/s/ Donald E. Wallroth Donald E. Wallroth	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/s/ Daniel Frank Daniel Frank	Director	May 9, 2008

/s/ David Stack David M. Stack	Director	May 9, 2008

/s/ Harry Stylli Harry Stylli, Ph.D.	Director	May 9, 2008

/s/ Lionel Sterling Lionel Sterling	Director	May 9, 2008

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EXHIBIT INDEX

Number		Description of Document

4	.1*	Restated Articles of Organization, filed May 30, 2006, as amended by Articles of Amendment, filed September 7, 2006.
4	.2*	Amended and Restated Bylaws.
4	.3*	Form of Common Stock Certificate.
4.4		Form of Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on November 16, 2007).
4.5		Indenture between the Company and the bank of New York dated as of November 16, 2008 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed as of November 16, 2008).
4.6		Pledge and Security Agreement dated as of November 16, 2007 (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed as of November 16, 2008).
5.1		Legal Opinion of Foley & Lardner LLP.
23.1		Consent of Deloitte & Touche LLP.
24.1		Power of Attorney (included on signature page)

*	Incorporated herein by reference to the exhibits previously filed with the Registrant’s Registration Statement on Form S-1 filed with the Commission, as amended (Registration No. 333-129570), as declared effective on February 1, 2007

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